Exhibit 10.3

BRIGGS & STRATTON CORPORATION

FORM 10-Q for Quarterly Period Ended October 2, 2005

SUMMARY OF NAMED EXECUTIVE OFFICER

SALARY INCREASE

Effective September 1, 2005

Summary of Named Executive Officer Salary Increases

Effective September 1, 2005, in connection with Mr. Todd J. Teske’s appointment as Executive Vice President & Chief Operating Officer of Briggs & Stratton Corporation (the “Corporation”), Mr. Teske’s annual salary was increased to $450,000.

	Fiscal	Base
	Year	Salary
Todd J. Teske	2005	$450,000
Executive Vice President & Chief Operating Officer	2004	$252,735

Information related to the other elements of total compensation for this executive officer was previously disclosed in the 2005 Proxy Statement filed September 21, 2005.